Exhibit 99.1

345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces

Fourth Quarter and Full-Year 2021 Financial Results

•	Fourth quarter net sales of $2.038 billion decreased 2.3% and 0.8% on a constant currency[1] basis

•	Fourth quarter diluted loss per share was $0.40; adjusted[1] diluted earnings per share were $1.95

•	Full-year net sales of $7.836 billion increased 11.6% and 10.3% on a constant currency[1] basis

•	Full-year diluted earnings per share were $1.91; adjusted[1] diluted earnings per share were $7.37

•	Company provides full-year 2022 financial guidance for RemainCo Zimmer Biomet

(WARSAW, IN) February 7, 2022 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and year ended December 31, 2021. The Company reported fourth quarter net sales of $2.038 billion, a decrease of 2.3% from the prior year period, and a decrease of 0.8% on a constant currency basis. Net sales for the full year were $7.836 billion, an increase of 11.6% over the prior year, and an increase of 10.3% on a constant currency basis. Net loss for the fourth quarter was $84.0 million, or net earnings of $409.2 million on an adjusted basis, and for the full-year, net earnings were $401.6 million, or $1,550.0 million on an adjusted basis.

[1]	Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

Diluted loss per share was $0.40 for the fourth quarter, and adjusted diluted earnings per share were $1.95. Full-year diluted earnings per share were $1.91 and full-year adjusted diluted earnings per share were $7.37. Both net sales and earnings metrics were negatively impacted in the fourth quarter by China volume-based procurement (“VBP”) in our Knees, Hips and S.E.T. product categories due to a combination of variables in advance of VBP implementation. The negative impact was in line with expectations in the Knees and Hips segments, but was not anticipated in the S.E.T. product category. In S.E.T., the nationalization of the provincial Trauma products tender was announced January 24, 2022 by the Chinese government.

“As we expected, the ongoing COVID pandemic continued to pressure our business in Q4. The quarter was particularly impacted throughout December due to hospital staffing shortages and the Omicron variant surge worldwide,” said Bryan Hanson, Chairman, President and CEO of Zimmer Biomet. “I remain confident in our ZB strategy and incredibly proud of our ZB team. We continued to execute in the quarter and are focused on delivering on our mission and driving value for all stakeholders.”

Planned ZimVie Spin Off Transaction

Zimmer Biomet previously announced its intent to spin off its Dental and Spine businesses into a standalone, publicly traded company, ZimVie. The transaction is expected to close on March 1, 2022 and additional details will be announced in a separate press release this morning.

ZimVie will host a virtual Investor Day today, February 7, 2022, from 11:00 a.m. to approximately 2:00 p.m. Eastern Time. The virtual event will feature presentations from ZimVie leaders outlining its Dental and Spine offerings, addressable market opportunity, financial outlook, business strategy and the broader organizations supporting these businesses. The event will feature a live Q&A panel following speaker presentations. A live and archived webcast of the event can be accessed via Zimmer Biomet’s Investor Relations website at https://investor.zimmerbiomet.com.

Geographic and Product Category Sales

Please see the attached schedules accompanying this press release for additional details on performance in the fourth quarter and full-year 2021, including sales by Zimmer Biomet’s three geographies and five product categories.

The following sales tables provide results by geography and product category for the three-month period and year ended December 31, 2021, as well as the percentage change compared to the prior year periods, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2021

(in millions, unaudited)

	Net Sales	% Change	Constant Currency % Change
Geographic Results
Americas	$1,265.1	(1.5)%	(1.5)%
EMEA	464.0	13.6	17.3
Asia Pacific	308.8	(21.4)	(17.5)

Total	$2,037.9	(2.3)%	(0.8)%

Product Categories
Knees
Americas	$428.8	(3.7)%	(3.8)%
EMEA	173.8	22.9	26.8
Asia Pacific	117.5	(15.7)	(12.8)

Total	720.1	(0.8)	0.4
Hips
Americas	260.3	(3.5)	(3.5)
EMEA	124.8	7.6	11.1
Asia Pacific	95.6	(19.3)	(14.9)

Total	480.7	(4.6)	(2.8)
S.E.T.*	410.5	(5.6)	(4.3)
Dental & Spine	260.7	(4.1)	(3.0)
Other	165.9	11.9	14.1

Total	$2,037.9	(2.3)%	(0.8)%

*	Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

NET SALES - YEAR ENDED DECEMBER 31, 2021

(in millions, unaudited)

	Net Sales	% Change	Constant Currency % Change
Geographic Results
Americas	$4,800.2	10.7%	10.5%
EMEA	1,671.1	20.1	16.4
Asia Pacific	1,364.9	5.2	3.4

Total	$7,836.2	11.6%	10.3%

Product Categories
Knees
Americas	$1,574.2	9.0%	8.7%
EMEA	588.9	21.3	17.9
Asia Pacific	484.8	8.2	5.4

Total	2,647.9	11.3	10.0
Hips
Americas	997.8	6.0	5.7
EMEA	474.0	16.2	12.8
Asia Pacific	384.3	(4.2)	(4.7)

Total	1,856.1	6.0	4.9
S.E.T.*	1,727.8	13.3	11.9
Dental & Spine	1,008.8	12.5	11.5
Other	595.6	25.9	25.0

Total	$7,836.2	11.6%	10.3%

*	Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Financial Guidance

The Company is providing the following full-year 2022 financial guidance for RemainCo Zimmer Biomet – this guidance does not include any projected financial results from the businesses that are part of the planned spinoff of ZimVie from the Company. For comparison purposes only, unaudited 2021 net sales for RemainCo Zimmer Biomet are estimated to be $6.827 billion, based on total Company net sales of $7.836 billion less the Dental & Spine product category net sales of $1.009 billion.

Projected Year Ending December 31, 2022
2022 Reported Revenue Change	(4.0)% - 0.0%
Foreign Currency Exchange Impact	(2.0)%
Adjusted Operating Profit Margin(1)	26.5% - 27.5%
Adjusted Tax Rate(1)	16.0% - 16.5%
Adjusted Diluted EPS(1)	$6.40 - $6.80

(1)	These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures.”

Conference Call

The Company will conduct its fourth quarter and full-year 2021 investor conference call today, February 7, 2022, at 8:30 a.m. Eastern Time. The audio webcast can be accessed via Zimmer Biomet’s Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three-month period and the year ended December 31, 2021 is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings (loss) and diluted earnings (loss) per share for the three-month period and the year ended December 31, 2021 are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted earnings and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2022. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, the impact of the COVID-19 pandemic on our business, including any continued recovery, the expected closing date of the planned ZimVie spinoff transaction, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective surgical procedures and our ability to collect accounts receivable; the failure of vaccine rollouts and other strategies to mitigate or reverse the impacts of the COVID-19 pandemic; the failure of elective surgical procedures to recover at the levels or on the timeline anticipated; the risks and uncertainties related to our ability to successfully execute our restructuring plans; our ability to attract, retain and develop the highly skilled employees we need to support our business; the risks and uncertainties associated with the planned ZimVie spinoff transaction, including, without limitation, the significant expenses, time and efforts related to implementing such transaction, the ability to complete the transaction on our expected timeline or at all, the tax-free nature of the transaction, possible disruptions in our relationships with customers, suppliers and other business partners, and the possibility that the anticipated benefits and synergies of the transaction, strategic and competitive advantages of each company, and future growth and other opportunities for each company will not be realized within the expected time periods or at all; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by the U.S. Food and Drug Administration (FDA), while continuing to satisfy the demand for our products; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, including the volume-based procurement process in China; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in EMEA on the ability to collect accounts receivable in affected countries. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 and 2020

(in millions, except per share amounts, unaudited)

	2021	2020
Net Sales	$2,037.9	$2,085.3
Cost of products sold, excluding intangible asset amortization	661.5	647.3
Intangible asset amortization	151.9	152.6
Research and development	113.4	100.0
Selling, general and administrative	934.0	893.9
Restructuring and other cost reduction initiatives	64.2	27.7
Quality remediation	20.1	15.0
Acquisition, integration, divestiture and related	13.7	8.1

Operating expenses	1,958.8	1,844.6

Operating Profit	79.1	240.7
Other (expense) income, net	(3.9)	8.0
Interest expense, net	(48.8)	(53.1)
Loss on early extinguishment of debt	(165.1)	—

(Loss) earnings before income taxes	(138.7)	195.6
Benefit for income taxes	(54.8)	(138.2)

Net (Loss) Earnings	(83.9)	333.8
Less: Net earnings attributable to noncontrolling interest	0.1	0.1

Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(84.0)	$333.7

(Loss) Earnings Per Common Share
Basic	$(0.40)	$1.61
Diluted	$(0.40)	$1.59
Weighted Average Common Shares Outstanding
Basic	208.9	207.4
Diluted	208.9	209.3

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2021 and 2020

(in millions, except per share amounts, unaudited)

	2021	2020
Net Sales	$7,836.2	$7,024.5
Cost of products sold, excluding intangible asset amortization	2,341.0	2,128.3
Intangible asset amortization	615.7	597.6
Research and development	497.2	372.0
Selling, general and administrative	3,323.9	3,177.8
Goodwill and intangible asset impairment	16.3	645.0
Restructuring and other cost reduction initiatives	129.1	116.9
Quality remediation	53.1	50.9
Acquisition, integration, divestiture and related	79.8	23.8

Operating expenses	7,056.1	7,112.3

Operating Profit (Loss)	780.1	(87.8)
Other income, net	11.8	25.4
Interest expense, net	(208.4)	(212.0)
Loss on early extinguishment of debt	(165.1)	—

Earnings (loss) before income taxes	418.4	(274.4)
Provision (benefit) for income taxes	16.3	(137.0)

Net Earnings (Loss)	402.1	(137.4)
Less: Net earnings attributable to noncontrolling interest	0.5	1.5

Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	$401.6	$(138.9)

Earnings (Loss) Per Common Share
Basic	$1.93	$(0.67)
Diluted	$1.91	$(0.67)
Weighted Average Common Shares Outstanding
Basic	208.6	207.0
Diluted	210.4	207.0

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$478.5	$802.1
Receivables, net	1,404.9	1,452.7
Inventories	2,394.5	2,450.7
Other current assets	607.1	377.8

Total current assets	4,885.0	5,083.3
Property, plant and equipment, net	2,016.5	2,047.7
Goodwill	9,192.2	9,261.8
Intangible assets, net	6,299.8	7,055.5
Other assets	1,062.9	969.4

Total Assets	$23,456.4	$24,417.7

Liabilities and Stockholders’ Equity
Current liabilities	$1,862.8	$2,056.9
Current portion of long-term debt	1,605.1	500.0
Other long-term liabilities	1,858.4	2,034.9
Long-term debt	5,463.7	7,626.5
Stockholders’ equity	12,666.4	12,199.4

Total Liabilities and Stockholders’ Equity	$23,456.4	$24,417.7

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 and 2020

(in millions, unaudited)

	2021	2020
Cash flows provided by (used in) operating activities
Net earnings (loss)	$402.1	$(137.4)
Depreciation and amortization	1,067.4	1,032.7
Share-based compensation	85.3	79.7
Goodwill and intangible asset impairment	16.3	645.0
Loss on early extinguishment of debt	165.1	—
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(272.9)	(279.1)
Receivables	(15.1)	(70.0)
Inventories	18.8	(40.8)
Accounts payable and accrued expenses	76.4	(95.1)
Other assets and liabilities	(44.2)	69.5

Net cash provided by operating activities	1,499.2	1,204.5

Cash flows provided by (used in) investing activities
Additions to instruments	(301.8)	(291.7)
Additions to other property, plant and equipment	(172.0)	(117.5)
Net investment hedge settlements	1.9	53.5
Business combination investments, net of acquired cash	—	(235.5)
Investments in other assets	(31.7)	(22.6)

Net cash used in investing activities	(503.6)	(613.8)

Cash flows provided by (used in) financing activities
Proceeds from senior notes	1,599.8	1,497.1
Redemptions of senior notes	(2,654.8)	(1,750.0)
Dividends paid to stockholders	(200.1)	(198.5)
Proceeds from employee stock compensation plans	122.5	129.8
Net cash flows from unremitted collections from factoring programs	—	(54.6)
Business combination contingent consideration payments	(8.9)	(15.0)
Deferred business combination payments	(145.0)	—
Debt issuance costs	(13.2)	(22.3)
Other financing activities	(6.3)	(8.3)

Net cash used in financing activities	(1,306.0)	(421.8)

Effect of exchange rates on cash and cash equivalents	(13.2)	15.3

(Decrease) increase in cash and cash equivalents	(323.6)	184.2
Cash and cash equivalents, beginning of period	802.1	617.9

Cash and cash equivalents, end of period	$478.5	$802.1

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 and 2020

(in millions, unaudited)

	Three Months Ended December 31,
	2021	2020	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,265.1	$1,283.9	(1.5)%	(1.4)%	(0.1)%	—%
EMEA	464.0	408.3	13.6	17.8	(0.5)	(3.7)
Asia Pacific	308.8	393.1	(21.4)	(5.5)	(12.0)	(3.9)

Total	$2,037.9	$2,085.3	(2.3)%	1.6%	(2.4)%	(1.5)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 and 2020
(in millions, unaudited)

	Three Months Ended December 31,
	2021	2020	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$720.1	$726.1	(0.8)%	3.2%	(2.8)%	(1.2)%
Hips	480.7	504.1	(4.6)	1.0	(3.8)	(1.8)
S.E.T.	410.5	434.9	(5.6)	(2.1)	(2.2)	(1.3)
Dental & Spine	260.7	271.8	(4.1)	(3.0)	—	(1.1)
Other	165.9	148.4	11.9	15.1	(1.0)	(2.2)

Total	$2,037.9	$2,085.3	(2.3)%	1.6%	(2.4)%	(1.5)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE YEARS ENDED DECEMBER 31, 2021 and 2020

(in millions, unaudited)

	Years Ended December 31,
	2021	2020	% Inc	Volume / Mix	Price	Foreign Exchange
Americas	$4,800.2	$4,335.4	10.7%	11.7%	(1.2)%	0.2%
EMEA	1,671.1	1,391.3	20.1	16.7	(0.3)	3.7
Asia Pacific	1,364.9	1,297.8	5.2	8.9	(5.5)	1.8

Total	$7,836.2	$7,024.5	11.6%	12.1%	(1.8)%	1.3%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE YEARS ENDED DECEMBER 31, 2021 and 2020
(in millions, unaudited)

	Years Ended December 31,
	2021	2020	% Inc	Volume / Mix	Price	Foreign Exchange
Knees	$2,647.9	$2,378.3	11.3%	12.4%	(2.4)%	1.3%
Hips	1,856.1	1,750.5	6.0	8.2	(3.3)	1.1
S.E.T.	1,727.8	1,525.6	13.3	12.2	(0.3)	1.4
Dental & Spine	1,008.8	897.0	12.5	11.8	(0.3)	1.0
Other	595.6	473.1	25.9	26.7	(1.7)	0.9

Total	$7,836.2	$7,024.5	11.6%	12.1%	(1.8)%	1.3%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Three Months Ended December 31, 2021 vs. 2020
	% Change	Foreign Exchange Impact	Constant Currency % Change
Geographic Results
Americas	(1.5)%	—%	(1.5)%
EMEA	13.6	(3.7)	17.3
Asia Pacific	(21.4)	(3.9)	(17.5)
Total	(2.3)%	(1.5)%	(0.8)%
Product Categories
Knees
Americas	(3.7)%	0.1%	(3.8)%
EMEA	22.9	(3.9)	26.8
Asia Pacific	(15.7)	(2.9)	(12.8)
Total	(0.8)	(1.2)	0.4
Hips
Americas	(3.5)	—	(3.5)
EMEA	7.6	(3.5)	11.1
Asia Pacific	(19.3)	(4.4)	(14.9)
Total	(4.6)	(1.8)	(2.8)
S.E.T.	(5.6)	(1.3)	(4.3)
Dental & Spine	(4.1)	(1.1)	(3.0)
Other	11.9	(2.2)	14.1
Total	(2.3)%	(1.5)%	(0.8)%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Year Ended December 31, 2021 vs. 2020
	% Change	Foreign Exchange Impact	Constant Currency % Change
Geographic Results
Americas	10.7%	0.2%	10.5%
EMEA	20.1	3.7	16.4
Asia Pacific	5.2	1.8	3.4
Total	11.6%	1.3%	10.3%
Product Categories
Knees
Americas	9.0%	0.3%	8.7%
EMEA	21.3	3.4	17.9
Asia Pacific	8.2	2.8	5.4
Total	11.3	1.3	10.0
Hips
Americas	6.0	0.3	5.7
EMEA	16.2	3.4	12.8
Asia Pacific	(4.2)	0.5	(4.7)
Total	6.0	1.1	4.9
S.E.T.	13.3	1.4	11.9
Dental & Spine	12.5	1.0	11.5
Other	25.9	0.9	25.0
Total	11.6%	1.3%	10.3%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Three Months Ended December 31,
	Net Sales			Foreign Exchange Impact	Constant Currency % Change
	2021	2019	% Change
Geographic Results
Americas	$1,265.1	$1,288.2	(1.8)%	0.1%	(1.9)%
EMEA	464.0	470.4	(1.4)	1.6	(3.0)
Asia Pacific	308.8	367.1	(15.9)	(0.8)	(15.1)

Total	$2,037.9	$2,125.7	(4.1)%	0.3%	(4.4)%

Product Categories
Knees	$720.1	$746.1	(3.5)	0.4	(3.9)
Hips	480.7	510.4	(5.8)	0.2	(6.0)
S.E.T.	410.5	437.0	(6.1)	0.1	(6.2)
Dental & Spine	260.7	269.5	(3.3)	0.5	(3.8)
Other	165.9	162.7	2.1	0.2	1.9

Total	$2,037.9	$2,125.7	(4.1)%	0.3%	(4.4)%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 and 2020

(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other (expense) income, net	Loss on early extinguishment of debt	Benefit for income taxes	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$661.5	$151.9	$113.4	$934.0	$64.2	$20.1	$13.7	$(3.9)	$(165.1)	$(54.8)	$(84.0)	$(0.40)
Inventory and manufacturing-related charges(1)	(28.8)	—	—	—	—	—	—	—	—	11.7	17.1	0.08
Intangible asset amortization(2)	—	(151.9)	—	—	—	—	—	—	—	35.9	116.0	0.56
Restructuring and other cost reduction initiatives(4)	(1.4)	—	—	—	(64.2)	—	—	—	—	8.0	57.6	0.28
Quality remediation(5)	(0.1)	—	—	—	—	(20.1)	—	—	—	5.0	15.2	0.07
Acquisition, integration, divestiture and related(6)	(2.0)	—	—	—	—	—	(13.7)	—	—	3.7	12.0	0.06
Litigation(7)	—	—	—	(139.6)	—	—	—	—	—	20.0	119.6	0.57
European Union Medical Device Regulation(8)	—	—	(17.1)	—	—	—	—	—	—	4.1	13.0	0.06
Other charges(10)	—	—	—	(9.0)	—	—	—	4.0	—	10.6	2.4	0.01
Loss on early extinguishment of debt (11)	—	—	—	—	—	—	—	—	165.1	30.5	134.6	0.64
Swiss tax reform(12)	—	—	—	—	—	—	—	—	—	(1.7)	1.7	0.01
Other certain tax adjustments(13)	—	—	—	—	—	—	—	—	—	(4.0)	4.0	0.02
Effect of dilutive shares assuming net earnings(14)	—	—	—	—	—	—	—	—	—	—	—	(0.01)

As Adjusted	$629.2	$—	$96.3	$785.4	$—	$—	$—	$0.1	$—	$69.0	$409.2	$1.95

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other (expense) income, net	Benefit for income taxes	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$647.3	$152.6	$100.0	$893.9	$27.7	$15.0	$8.1	$8.0	$(138.2)	$333.7	$1.59
Inventory and manufacturing-related charges(1)	(49.9)	—	—	—	—	—	—	—	26.1	23.8	0.11
Intangible asset amortization(2)	—	(152.6)	—	—	—	—	—	—	38.5	114.1	0.55
Restructuring and other cost reduction initiatives(4)	—	—	—	—	(27.7)	—	—	—	9.8	17.9	0.09
Quality remediation(5)	1.0	—	—	—	—	(15.0)	—	—	4.6	9.4	0.04
Acquisition, integration, divestiture and related(6)	—	—	—	—	—	—	(8.1)	—	2.5	5.6	0.03
Litigation(7)	—	—	—	(59.4)	—	—	—	—	18.2	41.2	0.20
European Union Medical Device Regulation(8)	—	—	(6.2)	—	—	—	—	—	2.0	4.2	0.02
Other charges(10)	—	—	—	(6.4)	—	—	—	(1.3)	(0.4)	5.5	0.03
Swiss tax reform(12)	—	—	—	—	—	—	—	—	16.6	(16.6)	(0.08)
Other certain tax adjustments(13)	—	—	—	—	—	—	—	—	98.1	(98.1)	(0.47)

As Adjusted	$598.4	$—	$93.8	$828.1	$—	$—	$—	$6.7	$77.8	$440.7	$2.11

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE YEAR ENDED DECEMBER 31, 2021 and 2020

(in millions, except per share amounts, unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2021
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other income, net	Loss on early extinguishment of debt	Provision (benefit) for income taxes	Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	Diluted earnings (loss) per common share
As Reported	$2,341.0	$615.7	$497.2	$3,323.9	$16.3	$129.1	$53.1	$79.8	$11.8	$(165.1)	$16.3	$401.6	$1.91
Inventory and manufacturing-related charges(1)	(41.8)	—	—	—	—	—	—	—	—	—	27.7	14.1	0.07
Intangible asset amortization(2)	—	(615.7)	—	—	—	—	—	—	—	—	121.3	494.4	2.35
Goodwill and intangible asset impairment(3)	—	—	—	—	(16.3)	—	—	—	—	—	2.1	14.2	0.07
Restructuring and other cost reduction initiatives(4)	(1.4)	—	—	—	—	(129.1)	—	—	—	—	22.5	108.0	0.51
Quality remediation(5)	(0.1)	—	—	—	—	—	(53.1)	—	—	—	12.4	40.8	0.19
Acquisition, integration, divestiture and related(6)	(2.0)	—	—	—	—	—	—	(79.8)	—	—	16.9	64.9	0.31
Litigation(7)	—	—	—	(192.9)	—	—	—	—	—	—	25.3	167.6	0.80
European Union Medical Device Regulation(8)	(0.1)	—	(46.4)	—	—	—	—	—	—	—	10.5	36.0	0.17
Certain R&D agreements(9)	—	—	(65.0)	—	—	—	—	—	—	—	15.3	49.7	0.24
Other charges(10)	—	—	—	(11.4)	—	—	—	—	0.5	—	8.1	3.8	0.02
Loss on early extinguishment of debt (11)	—	—	—	—	—	—	—	—	—	165.1	30.5	134.6	0.64
Swiss tax reform(12)	—	—	—	—	—	—	—	—	—	—	(30.1)	30.1	0.14
Other certain tax adjustments(13)	—	—	—	—	—	—	—	—	—	—	9.8	(9.8)	(0.05)

As Adjusted	$2,295.6	$—	$385.8	$3,119.6	$—	$—	$—	$—	$12.3	$—	$288.6	$1,550.0	$7.37

FOR THE YEAR ENDED DECEMBER 31, 2020
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other income, net	Provision (benefit) for income taxes	Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	Diluted earnings (loss) per common share
As Reported	$2,128.3	$597.6	$372.0	$3,177.8	$645.0	$116.9	$50.9	$23.8	$25.4	$(137.0)	$(138.9)	$(0.67)
Inventory and manufacturing-related charges(1)	(54.2)	—	—	—	—	—	—	—	—	36.3	17.9	0.09
Intangible asset amortization(2)	—	(597.6)	—	—	—	—	—	—	—	116.0	481.6	2.33
Goodwill and intangible asset impairment(3)	—	—	—	—	(645.0)	—	—	—	—	5.7	639.3	3.09
Restructuring and other cost reduction initiatives(4)	—	—	—	—	—	(116.9)	—	—	—	28.5	88.4	0.43
Quality remediation(5)	1.1	—	—	—	—	—	(50.9)	—	—	11.9	37.9	0.18
Acquisition, integration, divestiture and related(6)	—	—	—	—	—	—	—	(23.8)	—	5.4	18.4	0.09
Litigation(7)	—	—	—	(159.8)	—	—	—	—	—	36.9	122.9	0.59
European Union Medical Device Regulation(8)	—	—	(25.3)	—	—	—	—	—	—	5.2	20.1	0.10
Other charges(10)	—	—	—	(24.5)	—	—	—	—	(13.8)	7.5	3.2	0.01
Swiss tax reform(12)	—	—	—	—	—	—	—	—	—	5.0	(5.0)	(0.03)
Other certain tax adjustments(13)	—	—	—	—	—	—	—	—	—	104.2	(104.2)	(0.50)
Effect of dilutive shares assuming net earnings(14)	—	—	—	—	—	—	—	—	—	—	—	(0.04)

As Adjusted	$2,075.2	$—	$346.7	$2,993.5	$—	$—	$—	$—	$11.6	$225.6	$1,181.6	$5.67

(1)

Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, incremental cost of products sold from stepping up inventory to its fair value from its manufactured cost in business combination accounting and other inventory and manufacturing-related charges or gains.

(2)

We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the first quarter of 2020, we recognized goodwill impairment charges of $470.0 million and $142.0 million related to our EMEA and Dental reporting units, respectively. In the second quarters of 2021 and 2020, we recognized $16.3 million and $33.0 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairments on certain IPR&D projects.

(4)

In 2019 and 2021, our Board of Directors approved, and we initiated, new global restructuring programs that include a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making and focus the organization on priorities to drive growth. Restructuring and other cost reduction initiatives also include other cost reduction initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as retention period salaries and benefits and relocation costs.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its previous inspections of our Warsaw North Campus facility, among other matters. This quality remediation has required us to devote significant financial resources. The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from the planned spinoff of ZimVie (our Spine and Dental businesses) and various acquisitions.

(7)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products, patent litigation and commercial litigation related to a common matter in multiple jurisdictions. In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(8)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period can be extended until May 2024. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily include temporary personnel and third-party professionals necessary to supplement our internal resources.

(9)	During the year ended December 31, 2021, we entered into certain agreements to gain access to or acquire third-party IPR&D projects.
(10)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include costs related to legal entity, distribution and manufacturing optimization, including contract terminations, gains and losses from changes in fair value on our equity investments, as well as, in the 2020 period, our costs of complying with a Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries, which DPA concluded in February 2021.

(11)	We recognized a loss on early extinguishment of debt during the year ended December 31, 2021, as a result of cash tender offers for certain outstanding series of senior notes of the Company.
(12)

We recognized a tax benefit related to Switzerland’s Federal Act on Tax Reform and AHV Financing (“TRAF”) in addition to an impact from certain restructuring transactions in Switzerland. Also included are tax adjustments relating to ongoing impacts of tax only amortization resulting from TRAF as well as certain restructuring transactions in Switzerland.

(13)	Other certain tax adjustments relate to various discrete tax period adjustments as well as US tax reform planning.
(14)	Due to the reported net loss for certain periods, the effect of dilutive shares assuming net earnings is shown as an adjustment. Diluted share count used in Adjusted Diluted EPS is:

	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2020
Diluted shares	208.9	207.0
Dilutive shares assuming net earnings	1.3	1.4

Adjusted diluted shares	210.2	208.4

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2021 and 2020

(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$365.7	$425.1	$1,499.2	$1,204.5
Additions to instruments	(78.9)	(68.9)	(301.8)	(291.7)
Additions to other property, plant and equipment	(63.1)	(27.7)	(172.0)	(117.5)

Free cash flow	$223.7	$328.5	$1,025.4	$795.3

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS PROFIT & MARGIN

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2021 and 2020

(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net Sales	$2,037.9	$2,085.3	$7,836.2	$7,024.5
Cost of products sold, excluding intangible asset amortization	661.5	647.3	2,341.0	2,128.3
Intangible asset amortization	151.9	152.6	615.7	597.6

Gross Profit	$1,224.5	$1,285.4	$4,879.5	$4,298.6
Inventory and manufacturing-related charges	28.8	49.9	41.8	54.2
Restructuring and other cost reduction initiatives	1.4	—	1.4	—
Quality remediation	0.1	(1.0)	0.1	(1.1)
Acquisition, integration, divestiture and related	2.0	—	2.0	—
European Union Medical Device Regulation	—	—	0.1	—
Intangible asset amortization	151.9	152.6	615.7	597.6

Adjusted gross profit	$1,408.7	$1,486.9	$5,540.6	$4,949.3

Gross margin	60.1%	61.6%	62.3%	61.2%
Inventory and manufacturing-related charges	1.4	2.4	0.5	0.8
Restructuring and other cost reduction initiatives	0.1	—	—	—
Quality remediation	—	—	—	—
Acquisition, integration, divestiture and related	0.1	—	—	—
European Union Medical Device Regulation	—	—	—	—
Intangible asset amortization	7.4	7.3	7.9	8.5

Adjusted gross margin	69.1%	71.3%	70.7%	70.5%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF OPERATING PROFIT (LOSS) & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2021 and 2020

(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Operating profit (loss)	$79.1	$240.7	$780.1	$(87.8)
Inventory and manufacturing-related charges	28.8	49.9	41.8	54.2
Intangible asset amortization	151.9	152.6	615.7	597.6
Goodwill and intangible asset impairment	—	—	16.3	645.0
Restructuring and other cost reduction initiatives	65.6	27.7	130.5	116.9
Quality remediation	20.2	14.0	53.2	49.8
Acquisition, integration, divestiture and related	15.7	8.1	81.8	23.8
Litigation	139.6	59.4	192.9	159.8
European Union Medical Device Regulation	17.1	6.2	46.5	25.3
Certain R&D agreements	—	—	65.0	—
Other charges	9.0	6.4	11.4	24.5

Adjusted operating profit	$527.0	$565.0	$2,035.2	$1,609.1

Operating profit (loss) margin	3.9%	11.5%	10.0%	(1.2)%
Inventory and manufacturing-related charges	1.4	2.4	0.5	0.8
Intangible asset amortization	7.4	7.3	7.9	8.5
Goodwill and intangible asset impairment	—	—	0.2	9.2
Restructuring and other cost reduction initiatives	3.2	1.3	1.7	1.7
Quality remediation	1.0	0.7	0.7	0.7
Acquisition, integration, divestiture and related	0.8	0.4	1.0	0.3
Litigation	6.9	2.8	2.5	2.3
European Union Medical Device Regulation	0.8	0.3	0.6	0.4
Certain R&D agreements	—	—	0.8	—
Other charges	0.5	0.4	0.1	0.2

Adjusted operating profit margin	25.9%	27.1%	26.0%	22.9%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2021 and 2020

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Effective tax rate	39.6%	(70.7)%	3.9%	49.9%
Tax effect of adjustments made to earnings before taxes(1)	(29.5)	27.2	16.7	6.0
Swiss tax reform	1.3	8.4	(7.2)	(1.9)
Other certain tax adjustments	3.0	50.1	2.3	(38.0)

Adjusted effective tax rate	14.4%	15.0%	15.7%	16.0%

(1)

Includes inventory and manufacturing-related charges; intangible asset amortization; goodwill and intangible asset impairment; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; certain R&D agreements, other charges, and loss on early extinguishment of debt.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DEBT TO NET DEBT

AS OF DECEMBER 31, 2021 and 2020

(in millions, unaudited)

	December 31, 2021	December 31, 2020
Debt, both current and long-term	$7,068.8	$8,126.5
Cash and cash equivalents	(478.5)	(802.1)

Net debt	$6,590.3	$7,324.4